INTEREST BEARING

DEMAND LINE OF CREDIT PROMISSORY NOTE

$290,500.00	Kingsport, Tennesse
Effective: September 30, 2006

FOR VALUE RECEIVED, the undersigned (the “Maker”) promises to pay to the order of Larry N. Lunan or his assigns (the “Holder”), the principal sum of Two Hundred Ninety Thousand and Five Hundred and 00/100 Dollars ($290,500.00) or so much thereof as shall be advanced and outstanding from time to time during the pendency of this note, up to One Million and 00/100 Dollars ($1,000,000.00) together with applicable interest thereon. The rights, claims, duties and liabilities of the parties hereto are subject to and controlled by the following terms and conditions:

1. Method and Place of Payment.

Payments of principal and interest shall be made in lawful money of the United States of America at the principal place of business of the Holder as specified below, or at such other location as he may hereafter designate.

2. Principal and Interest Payments.

As of September 30, 2006, Holder has advanced to Maker the sums set forth on Schedule “A” attached hereto, which include accrued unpaid interest, the aggregate of which equals $290,500.00. It is the intent of this note to memorialize those advances and any future advances made by Holder to Maker. The entire principal amount of this note, or so much thereof as shall then be advanced by Holder and outstanding, together with all unpaid accrued interest, shall be paid on demand of the Holder. Interest on such principal amount (or any balance thereof outstanding from time to time) shall begin to accrue on the effective date hereof and shall accrue at an annual rate of ten (10%) percent per annum, and shall be payable each fiscal quarter, with the first payment of interest being due on December 31, 2006. The Holder shall memorialize advances, repayments or partial repayments under this note by executing and delivering to Maker a statement in the form of Schedule “A” hereto, including a notation as to the amount of such advance, repayment or partial repayment, and upon delivery to a representative of the Maker, and the failure by the Maker to object in writing within five (5) business days of the delivery of such statement, the principal amount of this note shall be increased or decreased in accordance with such notation.

Nothing herein, nor any transaction related hereto, shall be construed to operate so as to require the Maker to pay interest at a greater rate than shall be lawful. Should any interest or other charges paid by the Maker in connection with the loan evidenced by this note result in computation or earning of interest in excess of the maximum contract rate of interest which is legally permitted under applicable Florida law or federal preemption statute, then any and all such excess is hereby waived by the Holder and shall be automatically credited against and in reduction of the balance due hereunder, and any portion which exceeds such balance shall be paid by the Holder to the Maker. Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on this note should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate.

3. Prepayment.

The Maker shall have the privilege and option, without penalty or forfeiture, to pay the entire principal amount of this note or any part thereof at any time prior to the Holder’s furnishing of demand.

4. Conversion into Common Stock.

Upon written notice from Holder to Maker, the outstanding principal amount of this note and any accrued unpaid interest may be converted by Holder into shares of Maker’s common stock (the “Common Stock”), par value $.001, according to the following terms and conditions:

a. Conversion Price. The outstanding principal amount of this note and any accrued unpaid interest shall be convertible into Common Stock of Maker at the Conversion Price, as that term is defined herein. The “Conversion Price” shall be $0.10 per share of Common Stock. Conversions shall first reduce any accrued, unpaid interest under this note before reducing principal amounts due under this note.

b. Manner of Conversion. To convert this note, Holder shall surrender this note to Maker, accompanied by written notice of election to convert this note. With respect to partial conversions of this note, the Maker shall reflect the amount of the note that is converted under this Section 4 on Schedule A as a repayment. As soon as practicable after the surrender of this note, Maker shall issue and deliver a certificate for the number shares of Common Stock issuable upon conversion.

c. Reservation of Shares of Common Stock. Maker shall take or has taken all steps necessary to reserve a number of Common Stock of Maker sufficient to enable it to deliver the Common Stock contemplated herein upon conversion of this note pursuant to this paragraph 4.

5. Default; Acceleration of Obligation; Interest.

In the event of a failure by the Maker to fully satisfy (a) the outstanding principal balance of this note within a period of five (5) days following the date upon which the Holder properly furnishes notice of demand for such payment, or (b) any accrued interest payment within five (5) days of its due date, the obligation of the Maker shall be in default, the unpaid principal and interest balances shall be immediately due and payable and interest on the principal balance shall thereafter accrue at the maximum annual rate allowable by law.

6. Collection.

Should it become necessary to collect this note through an attorney, the Maker shall pay all costs incurred by or accruing to the Holder in making such collection, including a reasonable attorneys’ fee.

7. Waiver.

The Maker and any guarantor, surety or endorser of this note, as well as any other person or entity who shall become liable for the payment hereof, each expressly waives presentment for payment, notice of non-payment, protest and notice of protest, and any other notice which might otherwise be required in connection with the delivery, acceptance, performance, default or enforcement of the payment of this note. The Holder shall not be deemed by any act or omission to have waived any right or remedy hereunder unless and only to the extent expressed in a written instrument dated subsequent to the date hereof and executed by the Holder, and any such waiver so expressed with respect to a particular event shall not be interpreted as having a continuing effect on or as a waiver of any right or remedy with respect to any subsequent event.

8. Notices.

All notices or other communications required or permitted to be given pursuant to this note shall be in writing and shall be considered properly given or made if hand delivered, mailed from within the United States by certified mail, or sent by telecopier or e-mail:

a.	if to the Holder:

Larry N. Lunan

2344 Woodridge Avenue

Kingsport, TN 37664

Facsimile: (423) 247-7629

E-Mail: badtoys@badtoys.net

b.	if to the Maker:

Southland Health Services, Inc.

Attn: T. Alan Walls, Chief Financial Officer

2344 Woodridge Avenue

Kingsport, TN 37664

Facsimile: (423) 247-7629

E-Mail: badtoys@badtoys.net

or to such other address as either party shall have furnished to the other. All notices, except of change of address, shall be deemed given when mailed and notices of change of address shall be deemed given when received.

9. Entire Agreement.

This note constitutes the entire understanding of the parties with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Maker and the Holder.

10. Governing Law.

The Maker acknowledges and agrees that irrespective of where executed, this note shall be construed in accordance with the laws of the State of Tennessee.

IN WITNESS WHEREOF, the undersigned Maker has executed this note as of December 28, 2006.

SOUTHLAND HEALTH SERVICES, INC.,
a Florida corporation

By:	/s/ T. Alan Walls, CFO
T. Alan Walls, Chief Financial Officer

[SIGNATURE PAGE TO INTEREST BEARING DEMAND LINE OF CREDIT PROMISSORY NOTE]

SCHEDULE A

Date	Advance Amount	Accrued Interest		Repayments	Outstanding Balance
September 30, 2006	$290,500.00		N/A	______	$290,500.00

Balance as of September 30, 2006	$290,500.00	$		______	$290,500.00